Exhibit 2.1

FIRST AMENDMENT TO COMBINATION AGREEMENT

THIS FIRST AMENDMENT TO COMBINATION AGREEMENT (this “Amendment”) is made as of this 19th day of February, 2004, between R.R. Donnelley & Sons Company, a Delaware corporation (“Parent”), and Moore Wallace Incorporated, a corporation continued under the laws of Canada (the “Company”).

WHEREAS, on November 8, 2003, Parent and the Company entered into a Combination Agreement (the “Combination Agreement”); and

WHEREAS, Parent and the Company desire to amend the Combination Agreement.

NOW THEREFORE, in consideration of the mutual agreements contained in the Combination Agreement and in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Combination Agreement is hereby amended to add the following as a new Section 4.2(e) thereof:

“(e) Audited Financial Statements. Parent shall have received from the Company a copy of the consolidated financial statements of the Company in the form and for the years required to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, including the report thereon of Deloitte & Touche LLP, independent accountants for the Company.”

2. The Combination Agreement is hereby amended to add the following as a new Section 4.3(g) thereof:

“(g) Audited Financial Statements. The Company shall have received from Parent a copy of the consolidated financial statements of Parent in the form and for the years required to be included in Parent’s Annual Report on Form 10-K for the year ended December 31, 2003, including the report thereon of Deloitte & Touche LLP, independent accountants for Parent.”

3. The amendment set forth in Section 1 above shall be deemed to have become effective as of the time the Combination Agreement was executed and delivered. The Combination Agreement, as amended by this Amendment, is and shall continue to be in full force and effect.

4. This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

5. THIS AMENDMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF, EXCEPT TO THE EXTENT MANDATORILY GOVERNED BY THE LAWS OF THE PROVINCE OF ONTARIO OR THE STATE OF DELAWARE.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first set forth above.

R.R. DONNELLEY & SONS COMPANY
By	/s/ Monica M. Fohrman

	Name:	Monica M. Fohrman
	Title:	Senior Vice President,
General Counsel and Secretary
MOORE WALLACE INCORPORATED
By	/s/ Mark A. Angelson

	Name:	Mark A. Angelson
	Title:	Chief Executive Officer